EXHIBIT 3.2

                                    BY - LAWS

                                       of


                         JEAN PHILIPPE FRAGRANCES, INC.


                               ARTICLE I - OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in said state of the Corporation or individual acting as the Corporation's registered agent in Delaware.


         SECTION 2. OTHER OFFICES. --The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.


                      ARTICLE II - MEETING OF STOCKHOLDERS

         SECTION I. ANNUAL MEETINGS. --Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

         SECTION 2. OTHER MEETINGS. -- Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

         SECTION 3. VOTING. -- Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by

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ballot.  All  elections for directors  shall be decided by plurality  vote;  all
other   questions  shall  be  decided  by  majority  vote  except  as  otherwise provided-by the Certificate of Incorporation or the laws of the State of Delaware.

         SECTION 4. STOCKHOLDER LIST. -- The officer who has charge of the stock ledger of the corporation shall at least 10 days before each meeting of stockholders prepare a complete alphabetical addressed list of the stockholders entitled to vote at the ensuing election, with the number of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

         SECTION 5. QUORUM. --Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

         SECTION 6. SPECIAL MEETINGS. --Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

         SECTION 7. NOTICE OF MEETINGS. Written notice of each meeting of shareholders stating the place, date and hour thereof, and, in the case of a special meeting, specifying the purpose or


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purposes thereof,  shall be given to each shareholder  entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to the meeting, except that where the matter to be acted on is a merger or consolidation or the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty (20) nor more than sixty
(60) days prior to such meeting.

         If at any meeting action is proposed to be taken which, if taken, would entitle shareholders fulfilling the requirements of section 262 (d) of the Delaware General Corporation Law to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of that statutory section.


         SECTION 8. NATURE OF BUSINESS AT MEETINGS OF SHAREHOLDERS. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 8 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 8.

         In addition to any other applicable requirement, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received-not later than the close of business on the

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tenth  (10th)  day  following  the day on which  such  notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first OCCURS.

         TO BE IN PROPER WRITTEN FORM, A SHAREHOLDER'S NOTICE TO THE Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of capital stock of the Corporation which are owned-beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 8; PROVIDED, HOWEVER, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 8 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly, brought before the annual meeting in accordance with the foregoing procedures, then the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.


         SECTION 9. ACTION WITHOUT MEETING. --Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled by vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

         SECTION 10. NOMINATION OF DIRECTORS.  Only persons who are

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nominated in  accordance  with the  following  procedures  shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized COMMITTEE THEREOF) OR (B) BY ANY SHAREHOLDER OF THE CORPORATION (i) who is a shareholder of record on the date of giving of the notice provided for in this Section 10 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice and other procedures set forth in this Section 10.

         In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must give timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the, name, age, business and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving notice
(i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock-of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such

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shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         No person shall be eligible for election as director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures or that any representation made pursuant to such procedures is materially incomplete or inaccurate, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination may be disregarded.


                             ARTICLE III - DIRECTORS


         SECTION 1. NUMBER AND TERM. -- The number of directors shall be set by resolution of the board of directors, but shall not be less than three but not more than fifteen.

         SECTION 2. RESIGNATIONS. -- Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 3. VACANCIES. -- If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

         SECTION 4. REMOVAL. --- Any director or directors may be removed either for or without cause at any time by the

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affirmative  vote of the  holders  of a  majority  of all the  shares  of  stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

         SECTION 5. INCREASE OF NUMBER. -- The exact number of directors within the minimum and maximum limitations specified herein shall be fixed from time to time by resolution of a majority of the whole Board of Directors.

         SECTION 6. COMPENSATION. -- Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

         SECTION 7. ACTION WITHOUT MEETING. --Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken with out a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

         SECTION 8.PARTICIPATION IN MEETINGS BY TELEPHONE. Any one or more members of the Board of Directors or of any committee of the Board may participate in a meeting of the Board of Directors or any committee of the Board may be taken without a meeting if all members of the Board or of such committee consent thereto in writing. The written consent or consents to each such action shall be filed with the minutes of the proceedings of the Board or of the committee taking such action.

         SECTION 9.COMMITTEES OF THE BOARD. THE BOARD OF DIRECTORS, BY resolution adopted by a majority of the whole Board, may designate one or more committees, each consisting of one (1) or more directors and having such title as the Board may consider to be properly descriptive of its function, (except that only one committee, consisting of three (3) or more directors, shall be designated as the Executive Committee, each of which, to the extent provided in such resolution, shall have any may exercise all of the powers and authority of the Board in the management of

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the business and affairs of the Corporation).  However,  no such committee shall have power or authority in reference to:

         (a)      amending the certificate of incorporation;

         (b)      adopting an agreement of merger or consolidation;

         (c) recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

         (d)      recommending   to  the   shareholders  a  dissolution  of  the
Corporation or a revocation of a dissolution; or

         (e) amending these By-Laws; and, unless expressly so provided by resolution of the Board, no such committee shall have power or authority in reference to;

         (f)      declaring a dividend; or

         (g) authorizing the issuance of shares of the Corporation of any class.

         The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place and stead of such absent or disqualified member.

         Each such committee shall serve at the pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board of Directors as and when requested by the Board, and it shall observe such other procedures with respect to its meetings as are prescribed in these By-Laws or, to the extent not prescribed herein, as may be prescribed by the Board in the resolution appointing such committee.


         SECTION 10. NOTICE OF BOARD AND COMMITTEE MEETINGS. Meetings of the Board of Directors or any committee thereof, shall be called by any of the following persons: The Chairman of the Board, Chief Executive Officer, the President, Secretary or any two directors. Five (5) days' written notice shall be given to each director, either by personal delivery; by postage prepaid mail if mailed within the continental United States; any reputable overnight delivery service (such as Federal Express or DHL or any successor thereto) if sent outside the continental United States; or via telecopier, e-mail or other electronic means, unless a Director objects in writing to receiving notice

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via telecopier,  e-mail or other electronic means.  Notice of any meeting of the
Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance by a director at a meeting shall constitute a waiver of notice of such special meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened.


                              ARTICLE IV - OFFICERS

         SECTION 1. OFFICERS. -- The officers of the corporation shall consist of a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, A VICE CHAIRMAN, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

         SECTION 2. OTHER OFFICERS AND AGENTS. -- The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

         SECTION 3. CHAIRMAN. -- The Chairman of the Board of Directors if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors. In the absence or disability of the Chairman of the Board, the Vice Chairman shall preside at all such meetings and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 4. PRESIDENT. -- Unless set forth otherwise in a resolution of the Board of Directors, The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall

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execute bonds, mortgages, and other contracts in behalf of the corporation,  and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

         SECTION 5. VICE-PRESIDENT. --Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors. If there be more than one Vice President, the Board of Directors may designate one of them as Executive Vice President, in which case he shall be first in order of seniority, and may also grant to theirs such titles as shall be descriptive of their respective functions or indicative of their relative seniority. The Vice President, or, if there be more than one, the Vice Presidents in the order of their seniority as indicated by their titles or as otherwise determined by the Board of Directors shall, in the absence or disability of the Chairman and President, exercise the powers and perform the duties of those officers subject to the direction of the Board of Directors; and he or they shall have such other powers and duties as the Board of Directors or the Chairman may from time to time prescribe.

         SECTION 6. TREASURER. --The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as maybe ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

         SECTION 7. SECRETARY. --The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws.

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He shall record all the  proceedings of the meetings of the  corporation  and of directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shalt be attested by his signature or by the signature of any assistant secretary.

         SECTION 8. ASSISTANT TREASURERS & ASSISTANT SECRETARIES Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                    ARTICLE V

         SECTION 1. CERTIFICATES OF STOCK. --Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or, series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as other wise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

         SECTION 2. LOST CERTIFICATES --New certificates of stock may be issued in the place of any certificate therefore issued by the corporation, alleged to have been lost or destroyed, and the

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directors may, in their  discretion,  require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any such new certificate.

         SECTION 3. TRANSFER OF SHARES. -- The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by who they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         SECTION 4. STOCKHOLDERS RECORD DATE. -- In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the day of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 5. DIVIDENDS. -- Subject to the provisions of the Certificate of Incorporation the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividends there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

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


         SECTION 6. SEAL. -- The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         SECTION 7. FISCAL YEAR. -- The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

         SECTION 8. CHECKS -- All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         SECTION 9. NOTICE AND WAIVER OF NOTICE -- Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

         Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

                             ARTICLE VI- AMENDMENTS

         These By-Laws may be altered and repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.


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